UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Aimco’s Board & Management Have Delivered Strong Shareholder Returns December 2022 Strathmore Square Bethesda, Maryland

Forward Looking Statements This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Company’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Company’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Company’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Company; activities by stockholder activists, including a proxy contest; the risk of the timing of our stockholder value enhancement review and the risk that we will not identify any value enhancing options or that we will not successfully execute or achieve the potential benefits of any such options. In addition, the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

New Aimco's Successful Track Record Since Spin-Off

New Leadership Team and Reconstituted Board Have Taken Decisive Actions to Drive Shareholder Value

Portfolio, Operational, and Capital Structure	
New Aimco Has Tripled Its Development Pipeline	• Secured high-quality future development projects in key target markets of South Florida, Washington, D.C., and Denver Metro Regions, more than tripling Aimco's controlled pipeline to 15MM SF
Successful Development and Lease-Up	• On-track execution, as measured by budget, lease-up metrics, and current market valuations, for eight development projects with $100MM of realized value creation from four of the projects almost 18 months earlier than anticipated (1)
Strong Operating Performance	• Substantial momentum across operations as evidenced by 15.8% and 11.0% NOI and Revenue growth YTD, respectively, Avg. Daily Occupancy of 97.4% YTD, and Avg. Q3 2022 Revenue per Home of $2,173 (1)
Significantly Fortified the Balance Sheet	• Retired or refinanced more than $1Bn of near-term liabilities, eliminating substantially all of New Aimco's floating rate exposure
Accretive Capital Allocation to Unlock Asset Value	• Unlocked almost $1Bn of asset value through monetization of $669MM of leasehold development assets (2), $265MM of stabilized multifamily asset disposals at premium to NAV, and by selling a partial interest in New Aimco's minority investment in IQHQ generating >50% IRR
Accelerated Elimination of Legacy Entanglements	• Eliminated various legacy entanglements with AIR through the early repayment of a $534MM purchase money note, the reduction of leasehold liabilities from $475MM to $6MM, and the amendment of key provisions of the master leasing agreement with AIR
Strong Capital Sourcing Momentum	• Favorable debt sourcing including $781MM of fixed rate non-recourse property debt locked in significantly below today's potential refinancing levels • Formed partnership providing equity capital for up to $1Bn of Aimco-led projects with third-party management fees and potential for incentive income
Corporate Governance	
Recent Governance Enhancements	• Appointed six new independent directors since spin, with 4 of 5 Board committees chaired by new, independent directors • Will accelerate the Company's previously planned transition to annual elections for all directors beginning in 2023 • Will opt out of the provisions of the Maryland Unsolicited Takeover Act • Will move the date of the Company's annual meeting so the 2024 annual meeting will be held by the end of Q2 2024 • Will request shareholder approval to eliminate super-majority requirements and expand shareholder rights

(1) This presentation includes non-GAAP financial measures. See the appendix hereto for a definition of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measures calculated in accordance with GAAP.
(2) Gross transaction price includes $469MM relief of leasehold obligation and $200MM net cash proceeds.

Aimco CREATING VALUE

3

The Board and Management Have Driven Outperformance…

New Aimco Has Shown Superior Total Returns Since Current Board and Management Have Been in Place



Since Spin (1)
New Aimco's Relative Outperformance
45%
46%
26%
34%
46%
36%
19%
11%
9%
(1%)
(1%)
AIV
Peer Group
FTSE Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



2021 (1)
New Aimco's Relative Outperformance
46%
10%
36%
(18%)
64%
3%
43%
31%
15%
17%
29%
AIV
Peer Group
FTSE Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



2022 YTD (1)
New Aimco's Relative Outperformance
3%
33%
32%
28%
20%
21%
(30%)
(29%)
(25%)
(17%)
(18%)
AIV
Peer Group
FTSE Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



Last Three Months (1)
New Aimco's Relative Outperformance
10%
13%
9%
(2%)
2%
(4%)
(14%)
(17%)
(13%)
(2%)
(6%)
AIV
Peer Group
FTSE Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500

*"AIV outperformed the median of the company's peers by 35.8 percent, the dissident peer median by 37.1 percent, and the FTSE NAREIT Apartment Index by 30.8 percent in the twelve months prior to the unaffected date. **Since the spin-off through the unaffected date [8/9/2022], AIV has outperformed the company's peer median by 49.9 percentage points, the dissident's peer median by 52.4 percentage points, and the FTSE NAREIT Apartment Index by 32.0 percentage points**"* - ISS

(1) Returns measured from 12/14/2020, the date of when-issued trading for AIV post-separation from AIRC until 10/31/2022. Peer Group includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, and VRE (per AIV 2021 10-K); represents simple average.

Note: Above excerpt sourced from Institutional Shareholder Services Inc.'s ("ISS") Special Situations Research Report, "AIV: Proxy Context With Land & Buildings", published December 5th, 2022. Permission to ISS was neither sought nor obtained. Emphases added.

Aimco
CREATING VALUE

4

…Which Has Resulted in Strong Relative Valuation Gains New Aimco’s Relative Outperformance vs. Peers on a Premium / (Discount) to NAV Basis Illustrates Investors’ Appreciation of New Aimco’s Strong Execution and Post-Spin Track Record Spread Between Relative Premium / (Discount) to Net Asset Value (“NAV”): Aimco vs. Peers (1)(2) Spread Vs. Peers (2) Since New Aimco’s December 2020 Spin… Aimco is now at a relative 15% ✓ Aimco’s year-end 2022 Net Asset Value estimate of $12 is ~20% higher than internal premium to Peers, eliminating company estimates at the time of the spin-off (1) what was once a 21% discount – This progress has been achieved 10% ✓ Since spin, New Aimco’s total shareholder returns have equated to 45%, outperforming the under the current Board Developer Peer Group by 46% (2) AIV: ✓ As a result, Aimco has eliminated the relative valuation gap versus its Developer Peer +1.7% vs. Peers (2) Group on an estimated NAV basis – moving from a 21% relative discount to Developer Peers in December 2020 to a ~2% relative premium to Developer Peers as of October 2022— (5%) (10%) (15%) (20%) AIV NAV projection increased to $10—$11 (1) (25%) AIV NAV projection increased to $12.00 from $10—$11 (1) (30%) (35%) (40%) Dec-20 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Spread: AIV Premium / (Discount) to NAV vs. Developer Peer Group Average (3) Source: SNL Financial, Company Filings (1) For AIV, NAV between spin and 10/20/2021 is based on Company’s internal estimate of NAV at spin. A NAV of $10.50 (midpoint of $10.00—$11.00 disclosed range as of 2Q’21) was applied for the period between 10/21/2021 and 2/9/2022; a NAV of $12.00 (representing year-end 2022 estimate as disclosed in February 2022) was applied from 2/10/2022 thru 10/31/22. Developer Peer NAVs based on Wall Street consensus estimates (FOR, FPH, JOE, STRS, TRC excluded given lack of consensus estimates). Figures shown are as of 12/14/2020 through 10/31/2022. (2) Developer Peer Group includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, 5 TRC, and VRE (per AIV 2021 10-K). (3) Developer Peer Group Average reflects simple average of peers’ daily P/(D) to NAV; excludes peers where consensus estimates are unavailable.

Aimco's Current Relative Valuation Is In-Line With Peers

While We Are Not Satisfied With Our Valuation, New Aimco Trades Approximately In-Line With Or Better Than Its Peers on a Premium / (Discount) to NAV Basis

Premium / (Discount) to Consensus NAV [(1)]


0%
(10%)
(20%)
(30%)
(40%)
(29%)
(34%)
(36%)
(38%)
FTSE NAREIT Equity Apartment Index [(2)]
AIV
Developer Peer Group [(3)]
Peer Group Members Most Similar to Aimco in Development Exposure [(4)]

Consists of multifamily REITs with portfolios primarily focused on stabilized properties (where NAV estimates tend to have less variability compared to development / non-income producing assets)

Consists of companies with varying levels of development exposure across the portfolios but generally materially more non-stabilized assets / development (where there are inconsistent views of private market value)

Consists of real estate companies with more significant exposure to developments which is highly similar to New Aimco's asset allocation today

Source: SNL Financial as of 10/31/2022 and company information

(1) AIV NAV based on previous forecast of 2022 year-end NAV per share published during 1Q2022 including development at cost.

(2) FTSE NAREIT Equity Apartment Index includes AIRC, AIV, AVB, BRG, BRT, CPT, CSR, ELME, EQR, ESS, IRT, MAA, NXRT, UDR, and VRE; reflects simple average of constituents (AIV excluded from average, BRG excluded from average due to lack of consensus NAV estimates).

(3) Developer Peer Group includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, and VRE (per AIV 2021 10-K); represents simple average (FOR, FPH, JOE, STRS, and TRC excluded from average due to lack of consensus NAV estimates).

(4) Includes AHH, HHC, KW, and VRE.

Aimco
CREATING VALUE

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We Are Committed to Further Enhancing Stockholder Value Ongoing Evaluation of a Broad Range of Options to Enhance Stockholder Value • The Board is not content with performance that is only ‘in-line’ with peers and is actively considering all opportunities available to Aimco to further enhance and unlock stockholder value and will leave no stone unturned • Since the reconstitution of the Aimco Board, we have been overseeing the evaluation of a broad range of options to enhance stockholder value and continue to close the gap between stock price and NAV estimates. We are open to and are actively considering all opportunities available to Aimco, and based on our engagement with the investment community, we are confident that Aimco stockholders support this approach • The evaluation and execution of a value enhancing plan will carefully consider the current market conditions and is being led by the Board’s Investment Committee, chaired by Michael Stein, who has considerable experience with similar efforts to unlock stockholder value 7

We Have Significantly Enhanced Investor Outreach Post Spin-Off Addition of Dissident Nominees Does Not Add Value to Existing Efforts Post Spin-Off and Aimco is Committed to Doing More Detailed quarterly disclosure on development and Page 16 of AIV 3Q’22 Earnings Release 1 redevelopment projects – Aimco also reports on relative sizing and timing of development pipeline Non-income producing future development pipeline makes 2 up only roughly 10% of our estimated NAV; provided estimated timelines and square footage Refreshed Investor Relations Portal 3 Regularly disclose the Components of NAV 4 Revamped website and investor relations portal in 2021 5 Produced a webcast and 73-page strategic overview in 2021 November 2022 NAREIT Investor Presentation Attended BTIG and NAREIT real estate industry conferences 6 in 2022 Reached out to no less than a dozen sell-side equity 7 research analysts and are in continuous discussions – Leveraging his significant experience as a former sell-side equity research analyst, Mr. Leupp provides critical advice in our ongoing efforts to further expand our engagement with the research analyst universe

Our Board is Independent and Extremely Engaged…

Newly Appointed, Majority Independent, and Diverse Board of Directors Including New Chairman and Separation of CEO / Chair Roles



Wes Powell
President, Chief Executive Officer
Appointed 2020



Kirk A. Sykes
Co-Managing Partner, Accordia Partners, LLC
Appointed 2020
A C I N



R. Dary Stone
CEO, R.D. Stone Interests
Appointed 2020
A C I N



Michael Stein
Former CFO ICOS Corporation, Nordstrom, Inc., & Marriott International, Inc.
Appointed 2004
A C I N



Deborah Smith
Co-Founder and CEO, The CenterCap Group
Appointed 2021
A C I N T



Robert A. Miller
Chairman of the Board (Since 2020)
President of RAMCO Advisors
Appointed 2007
A C I N



Jay Paul Leupp
Co-Founder, Managing Partner and Senior Portfolio Manager, Real Estate Securities, Terra Firma Asset Management
Appointed 2020
A C I N T



Patricia Gibson
Founding Principal and CEO, Banner Oak Capital Partners
Appointed 2020
A C I N T



Terry Considine
CEO, Apartment Income REIT Corp.; Chairman and CEO, Aimco (1994-2020)
Appointed 1994
I



Quincy L. Allen
Co-Founder and Managing Partner, ARC Capital Partners
Appointed 2020
A C I N

The New Aimco board is a majority-independent board with stellar backgrounds (no newly appointed-member had any preexisting relationship with the three legacy board members or management team) and most importantly have been delivering strong results for shareholders [(1)]

Legend:

- Independent Director
- A Audit Committee
- C Compensation & Human Resources Committee
- I Investment Committee
- N Nominating, Environmental, Social, and Governance Committee
- T Aimco-AIR Transactions Committee
- Committee Chair
- Appointed Since Spin

(1) Jay Leupp was previously known due to his equity research covering the REIT industry as the lead REIT equity research analyst at Royal Bank of Canada and at Robertson Stevens & Co.

Aimco
CREATING VALUE

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…And Our Directors Are Key Contributors to Aimco's Momentum

Impressive Track Records and Public Company Board Experience



Jay Paul Leupp (Audit Committee Chairman)

- ✓ **Mr. Leupp is adding particular value to Aimco in the area of investor relations as a result of his deep experience managing investments in publicly traded REITs**
- ✓ Mr. Leupp, an independent director, has served on Aimco's Board since December 2020 and brings over 28 years of capital markets, investment and finance, real estate, and development experience
- ✓ Currently a member of Aimco's Compensation and Human Resources, Nominating, Environmental, Social, and Governance, Investment, and Aimco-AIR Transactions Committees in addition to serving as Chairman of the Audit Committee
- ✓ Currently Managing Partner / Senior Portfolio Manager, Real Estate Securities, Terra Firma Asset Management
- ✓ Previously Managing Director & Portfolio Manager, Global Real Estate Securities, at Lazard Asset Management, Founder, President and CEO for Real Estate Mutual Funds at Grubb & Ellis Alesco Global Advisors
- ✓ Currently serves on the board of directors of Healthcare Realty Trust and Marathon Digital Holdings



Michael A. Stein (Investment Committee Chairman)

- ✓ **Mr. Stein is a vital member of the Aimco board given his experience overseeing strategic corporate transactions which unlock shareholder value as evidenced by his efforts as Marriott CFO during the separation of Marriott International & Host Hotels and as ICOS CFO during the sale of ICOS to Eli Lilly**
- ✓ Mr. Stein, an independent director, brings real estate investment and finance, financial reporting, accounting and auditing, capital markets, and business operations expertise, gained through service as a director of five publicly traded companies and CFO of three publicly traded companies
- ✓ Currently a member of Aimco's Audit, Compensation and Human Resources, and Nominating, Environmental, Social, and Governance Committees, in addition to serving as Chairman of the Investment Committee
- ✓ Served as CFO of ICOS Corporation from January 2001 until its acquisition by Eli Lilly in January 2007; previously served as Executive VP and CFO of Nordstrom, Inc. and served in various capacities with Marriott including Executive VP and CFO. Additionally, Mr. Stein was a Partner at Arthur Andersen before joining Marriott in 1989



R. Dary Stone (Nominating, Environmental, Social, and Governance Committee Chairman)

- ✓ **Mr. Stone provides the Board leadership on governance practices and real estate development given his experience and track record at Cousin's Properties, Baylor University and the Texas Banking Commission**
- ✓ Mr. Stone, an independent director, has served on Aimco's Board since December 2020 and brings investment and finance, real estate, development, property / asset management and operations, and capital markets experience from investing and developing a variety of projects and joint ventures, including the management of one of the country's largest master planned developments
- ✓ Currently a member of Aimco's Audit, Compensation and Human Resources, and Investment Committees, in addition to serving as Chairman of the Nominating, Environmental, Social, and Governance Committee
- ✓ Currently a member of the board of directors of Cousins Properties (received 98% of votes in most recent director election; chair of Cousins' Governance Committee)
- ✓ Twenty years of experience serving on the board and as Audit Committee Chair of Tolleson Wealth Management and Tolleson Private Bank, the largest Private Wealth Management Firm and Private Bank in Texas
- ✓ Former member of the Real Estate Roundtable, a highly regarded real estate public advocacy committee comprising industry leaders, for five years and former President and COO at Cousins Properties
- ✓ Former Chairman of Baylor University Board of Regents

Land & Buildings' Nominees

Michelle Applebaum

- × Background primarily focused on the steel industry
- × No real estate experience
- × No U.S. REIT management experience
- × Previously nominated by Land & Buildings three times without success; highlights role operating essentially as an affiliate of Land & Buildings
- × Given this track record, in the event that Ms. Applebaum is elected to the Board, the Aimco Board and management team believe that she would be incentivized to act as a Land & Buildings Proxy on the Board rather than a purely independent actor

James P. Sullivan

- × No prior public company board experience
- × No track record of value creation at public companies
- × No development experience
- × No real estate company management experience

We believe Land & Buildings' nominees lack important key qualifications required for New Aimco's Board and their appointment would remove expertise from the Board that is critical to our success

Aimco
CREATING VALUE

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Mr. Stein Brings Deep Institutional Knowledge of New Aimco Removing Michael Stein From the Board is Unwarranted & Would Impair New Aimco’s Ongoing Strategic Review ✓ Michael Stein brings deep institutional knowledge of Aimco and significant experience executing strategic transactions to maximize stockholder value ✓ His skills, experience and leadership as Chairman of Aimco’s Investment Committee are critical to Aimco’s value maximization efforts, particularly in light of the Company’s ongoing review Qualifications and Expertise Michael A. Stein James P. Sullivan Accounting & Auditing for Large Businesses P P Business Operations P P Capital Markets P P Corporate Governance P P Executive Pïƒ» Investment & Finance P P Property / Asset Management & Operations P P Public Company Board Experience Pïƒ» Public Company C-Suite Executive Pïƒ» Real Estate Industry P P New Aimco has already engaged Mr. Sullivan’s former employer, Green Street Advisors, since September 2021 – due to Aimco’s close advisory relationship with Green Street Advisors, Aimco already benefits from the full depth and breadth of that organization’s expertise 11

Settlement Discussions With Land & Buildings Have Not Been Constructive L&B’s Demands Have Been Unreasonable and Not in Shareholders’ Best Interest • Aimco recently held discussions with Land & Buildings and offered to appoint Mr. Sullivan to the Aimco Board. Under Aimco’s proposal, Mr. Sullivan was invited to serve on the Investment Committee as well as the Audit, Compensation and Human Resources, and Nominating, Environmental, Social, and Governance Committees. Aimco also offered to appoint the highly qualified Pat Gibson as Chair of the Investment Committee. Ms. Gibson is an experienced real estate investor and a new independent director on the Aimco Board (who Mr. Litt has approved of previously). Mr. Litt rejected the proposal • Land & Buildings has unreasonably refused to entertain any settlement proposal that does not result in the removal of Michael Stein, a vital member of the Aimco Board given his experience overseeing strategic corporate transactions and unlocking stockholder value • Land & Buildings demanded that Mr. Sullivan be appointed Chairman of the Board’s Investment committee and that four of Aimco’s other independent directors resign from the Committee • While we recognize Mr. Sullivan’s experience as a research analyst, the Board does not believe he has the experience to chair a committee of a public company Board of Directors given his lack of previous public board experience, corporate capital allocation and investment, real estate management and / or development experience, and his nonexistent track record of value creation at a public company 12

Glass Lewis' Perspectives on New Aimco

On Strength of New Aimco's Incumbent Directors

- *"Lastly, with respect to the incumbents who L&B is opposing this year,* ***we take note of Mr. Stein's accounting, executive, and business separation experience, as well as his role as chairman of the investment committee currently leading the board's review of options to further enhance value... In our view, the expertise and experience of the incumbent directors up for re-election this year remains crucial to Aimco's progress and forward plan****."* – GLASS LEWIS
- *"Still,* ***L&B's narrative is largely refuted, in our view, by the fact that Aimco initially set out its strategy and objectives for investors more than a year*** *ago, in October 2021,* ***and has provided key updates for investors along the way,*** *including in both February 2022 and June 2022,* ***in addition to quarterly earnings releases****."* – GLASS LEWIS
- *"It appears both L&B nominees have a similar skill set and are meant to fulfill the same purpose on the Aimco board, which would seem to be to primarily assist with investor communications and capital allocation. Yet,* ***based on our review and meeting with Aimco and certain directors, we believe the board is already prioritizing these areas and has sufficient expertise to carry out these responsibilities****."* – GLASS LEWIS
- *"****We also find Aimco's investor relations and capital allocation*** *– primary complaints of the Dissident and the areas where its nominees would presumably make their biggest contributions –* ***to already be in capable hands and not nearly as lacking as L&B has alleged, significantly undercutting the candidacies of L&B's nominees,*** *in our view."* – GLASS LEWIS
- *"While work remains to enhance investor confidence in Aimco's assets and management's credibility, which could help to further close the Company's valuation gap to underlying NAV,* ***we believe the current board members, including Mr. Leupp, have made strides in this department since the spin-off and are prioritizing the enhancement of value through, among other initiatives, improved investor relations and communications****."* – GLASS LEWIS

On New Aimco's Performance & Valuation

- *"Thus, while we acknowledge Aimco's persistent discount to NAV, given that both developer and apartment REIT peers have also recently traded at significant discounts to NAV,* ***this currently appears to be more of an industry-wide issue than an Aimco specific problem,*** *in our opinion."* – GLASS LEWIS
- *"****Given the string of mostly positive announcements by Aimco over the last six months,*** *relating to specific properties, quarterly earnings, capital returns, development plans and governance enhancements, while acknowledging the effect of L&B's involvement and stock buying,* ***we believe Aimco's sustained outperformance is more objectively attributable to underlying business development and investors seemingly buying into the Aimco strategy, asset base and recent execution****."* – GLASS LEWIS
- *"...We believe an objective analysis of the range of factors that have impacted Aimco's shareholder returns and market value in recent months* ***points more toward underlying business developments and performance as well as other actions undertaken by the board and management team. In light of this performance, as well as notable governance enhancements, we consider Aimco's current board has demonstrated effective oversight and responsiveness to investors. Therefore, we do not believe board change is warranted at this time****."* – GLASS LEWIS

Note: Above excerpts sourced from Glass, Lewis & Co.'s ("Glass Lewis") Apartment Investment & Management Co. ("Aimco") Proxy Paper, published November 30th, 2022. Permission to quote Glass Lewis was neither sought nor obtained. Emphases added.

Aimco CREATING VALUE

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This is the Right Board to Oversee Aimco’s Continued Momentum ELECTING LAND & BUILDINGS’ SLATE OF DISSIDENT DIRECTOR NOMINEES WOULD NOT BE ADDITIVE AND WOULD REMOVE EXPERTISE FROM THE NEW AIMCO BOARD THAT IS CRITICAL TO THE COMPANY’S SUCCESS. Vote “FOR” All of New Aimco’s Highly Qualified Director Nominees on the “UNIVERSAL” WHITE Proxy Card Today. 14

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

This document includes certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

STABILIZED OPERATING PROPERTIES: Apartment communities that (a) are owned and asset managed by Aimco, (b) had reached a stabilized level of operations as of January 1, 2021 and maintained it throughout the current and the comparable prior periods, and (c) are not expected to be sold within 12 months.

VALUE CREATION, NET OF COSTS: Value Creation, net of costs is defined by Aimco, in particular, as it relates to the termination of leases with AIR, as the lease termination payment less development and financing costs, net of operating revenues and expenses during the leasehold period.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6 of Aimco's Third Quarter 2022 Earnings Release and Supplemental Schedules

Segment NOI Reconciliation

	Three Months Ended (in thousands)			
	September 30, 2022		September 30, 2021	
Total Real Estate Operations	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements
Total (per consolidated statements of operations)	$ 47,683	$ 17,455	$ 42,893	$ 18,155
Adjustment: Utilities reimbursement	(1,318)	(1,318)	(1,246)	(1,246)
Adjustment: Other Real Estate	(4,263)	$ 1,286	(3,472)	1,136
Adjustment: Non-stabilized and other amounts not allocated [2]	(7,428)	(7,213)	(7,066)	(7,759)
Total Stabilized Operating (per Schedule 6)	$ 34,674	$ 10,210	$ 31,110	$ 10,287

Segment NOI Reconciliation

	Nine Months Ended (in thousands)			
	September 30, 2022		September 30, 2021	
Total Real Estate Operations	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements [1]	Expenses, Net of Utility Reimbursements
Total (per consolidated statements of operations)	$ 148,375	$ 56,384	$ 123,115	$ 51,500
Adjustment: Utilities reimbursement	(4,221)	(4,221)	(3,719)	(3,719)
Adjustment: Other Real Estate	(13,619)	(4,085)	(9,783)	(3,251)
Adjustment: Non-stabilized and other amounts not allocated [2]	(30,533)	(17,204)	(19,486)	(14,104)
Total Stabilized Operating (per Schedule 6)	$ 100,002	$ 30,874	$ 90,127	$ 30,426

(1) Approximately two-thirds of Aimco's utility costs are reimbursed by residents. These reimbursements are included in rental and other property revenues on Aimco's consolidated statements of operations prepared in accordance with GAAP. This adjustment represents the reclassification of utility reimbursements from revenues to property operating expenses for the purpose of evaluating segment results and as presented on Supplemental Schedule 6. Aimco also excludes the reimbursement amounts from the calculation of Average Revenue per Apartment Home throughout this presentation and Supplemental Schedules.

(2) Properties not included in the Stabilized Operating Portfolio and other amounts not allocated includes operating results of properties not presented in the Stabilized Operation Portfolio as presented on Supplemental Schedule 6 during the periods shown, as well as property management and casualty expense, which are not included in property operating expenses, net of utility reimbursements in the Supplemental Schedule 6 presentation.

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